Exhibit 99.1

FOR IMMEDIATE RELEASE

Rockdale Resources Corporation Announces the Drilling of Two New Wells

AUSTIN, Texas, June 4, 2013 (MARKETWIRE) -- Rockdale Resources Corporation (OTC QB: BBLS), an Austin, Texas-based oil drilling and production company, has announced the drilling of two new wells on the company’s lease in the Minerva-Rockdale Field, approximately 50 miles northeast of Austin.

The wells have been drilled and the Company is in the process of completing the wells and bringing them online.

Patrick W. Merritt, Director and Company advisor, stated, “I am excited for the Company to be drilling two new wells, for which locations were identified using 3D seismic.”  Mr. Merritt assisted the Company in the drilling of the wells, which he believes will result in increased production from our initial wells in the field.

The Company also announced that since Marc S. Spezialy has taken over as Chief Executive Officer, the Company has been working diligently to reduce overhead expenses.  Mr. Spezialy stated, “with our efforts to reduce monthly expenses and the drilling of new wells, we believe that the Company can be cash flow positive in the coming months.”

The Company is planning to drill a number of new wells in the Minerva-Rockdale Field and is actively seeking additional funding or joint venture agreements.

About Rockdale Resources Corporation

Rockdale Resources Corporation is a domestic oil exploration and production company. The Company focuses on new oil wells in established areas of oil production. The Company uses state of the art technology to maximize production and to identify areas with the greatest potential. The Company's core area of operations is in the Minerva-Rockdale Field near Rockdale, Texas, which has produced over 7 million barrels of oil since its first wells were established in 1921. The Company's corporate offices are located in Austin, Texas.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, cash flow, future drilling, and additional funding.  Any statement that does not contain a historical fact may be deemed to be a forward-looking statement.   In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the company’s control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, imprecision of reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation.  Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Rockdale’s operations or financial results is available by contacting Rockdale.  Furthermore, the forward-looking statements contained in this press release are made as of the date of this press release, and Rockdale does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.

Contact: Marc Spezialy, Rockdale Resources Corporation, 512-795-2300.

info@rockdaleresources.com

SOURCE Rockdale Resources Corporation

Web Site: http://www.rockdaleresources.com